Exhibit 99.1
PetMeds® Announces First Quarter Financial Results

Delray Beach, Florida, August 13, 2026, PetMed Express, Inc. dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced its financial results for its first quarter ended June 30, 2026.

Quarterly Highlights
•Net sales demonstrated sequential quarterly stabilization. For the first quarter ended June 30, 2026, net sales were $41.0 million compared to $51.2 million for the prior year period, a decrease of 19.9%, as lower consumer promotional usage was more than offset by a decline in prescription medication sales.
•Net loss for the quarter ended June 30, 2026, was $6.1 million, or $(0.28) per diluted share, compared to a net loss of $34.2 million, or $(1.65) per diluted share, for the prior year period. The decrease in net loss was primarily driven by the absence of the prior-year goodwill and trade name impairment charges and to a lesser extent lower general and administrative expenses and advertising expenses. These favorable factors were partially offset by lower gross profit primarily driven by lower manufacturer rebates as a percentage of sales, partially offset by lower net freight costs per order.
•Adjusted EBITDA1 was $(3.4) million compared to $(2.7) million in the prior year period.

“Our first quarter results reflect continued progress toward our goal of establishing a direct, clear path back to sustainable profitability," said Leslie Campbell, Chairman and Interim CEO and President of PetMeds. "We are pleased that net sales have stabilized sequentially over the past several quarters, and we continued to make our marketing spend more efficient, acquiring 70,000 new customers while reducing our cost of acquiring a new customer by 15% year-over-year. At the same time, disciplined expense management drove a nearly 14% reduction in general and administrative expenses. We also completed one of the largest milestones in our technology transformation with the enterprise-wide rollout of our new SAP ERP system, further modernizing and strengthening our financial systems and reporting processes. And with our recently announced sale-leaseback transaction, we took an important step toward strengthening our balance sheet and enhancing our financial flexibility to invest in the initiatives with the greatest potential to drive shareholder returns."

Earnings Webcast
A webcast reviewing financial results for the first quarter fiscal year ended June 30, 2026 is available at the “News & Events” section of the Company’s investor relations website at https://investors.petmeds.com/News--Events/events-and-presentations/default.aspx.
About PetMed Express, Inc.

Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness, pets and pet parents, and the veterinarians who serve them. Through its PETS family of brands and through its PetCareRx subsidiary, the Company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com

Forward Looking Statement

This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K to be filed for the year ended March 31, 2026. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements,
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Investor Contact:
ICR, LLC
Reed Anderson
(646) 277-1260
investor@petmeds.com

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share amounts) (Unaudited)

	June 30, 2026	March 31, 2026
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,079	$21,412
Accounts receivable, less allowance for credit losses of $0 and $25, respectively	1,706	1,908
Inventories, net	8,468	13,608
Prepaid expenses and other current assets	4,256	6,378
Prepaid income taxes	96	258
Total current assets	27,605	43,564

Noncurrent assets:
Property and equipment, net	25,213	26,326
Intangible and other assets, net	10,549	10,789
Operating lease right-of-use assets, net	395	512
Total noncurrent assets	36,157	37,627
Total assets	$63,762	$81,191

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,298	$20,906
Sales tax payable	20,603	22,261
Accrued expenses and other current liabilities	6,654	7,665
Current operating lease liabilities	414	493
Deferred revenue	629	689
Income taxes payable	—	20
Total current liabilities	40,598	52,034
Deferred tax liabilities, net	175	175
Operating lease liabilities, net of current lease liabilities	—	42
Total liabilities	$40,773	$52,251

Shareholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized:
Convertible preferred stock, $0.001 par value, with a liquidation preference of $4 per share, 250,000 shares authorized; 2,500 and 2,500 convertible shares issued and outstanding, respectively	9	9
Series A Junior Participating Preferred Stock, $0.001 par value, 100,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.001 par value, 40,000,000 shares authorized; 21,682,381 and 21,385,638 shares issued and outstanding, respectively	22	21
Additional paid-in capital	19,840	19,647
Retained earnings	3,118	9,263
Total shareholders' equity	22,989	28,940
Total liabilities and shareholders' equity	$63,762	$81,191

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended June 30,
	2026	2025

Net sales	$41,015	$51,180
Cost of sales	29,682	36,777

Gross profit	11,333	14,403

Operating expenses:
General and administrative	11,197	12,948
Advertising	4,220	6,046
Depreciation and amortization	2,148	2,283
Impairment of goodwill and intangible assets	—	27,258
Total operating expenses	17,565	48,535

Loss from operations	(6,232)	(34,132)

Other income:
Interest (expense) income, net	(338)	(198)
Other, net	438	187
Total other income (expense)	100	(11)

Loss before provision for income taxes	(6,132)	(34,143)

Provision for income taxes	13	9

Net loss	$(6,145)	$(34,152)

Basic and diluted net loss per share	$(0.28)	$(1.65)
Basic and diluted weighted-average common shares outstanding	21,682,381	20,755,416

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(6,145)	$(34,152)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,148	2,283
Impairment of goodwill and intangible assets	—	27,258
Share based compensation	198	591
Bad debt (recovery) expense	—	(6)
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	202	718
Inventories	5,140	(2,156)
Prepaid income taxes	162	—
Prepaid expenses and other current assets	2,122	(1,170)
Operating lease right-of-use assets, net	117	112
Accounts payable	(8,608)	(3,523)
Sales tax payable	(1,658)	127
Accrued expenses and other current liabilities	(1,164)	(1,287)
Lease liabilities	(121)	(113)
Deferred revenue	(60)	(977)
Income taxes payable	(20)	24
Net cash used in operating activities	(7,687)	(12,271)

Cash flows from investing activities:
Purchases of property and equipment	(641)	(1,292)
Net cash used in investing activities	(641)	(1,292)

Cash flows from financing activities:
Dividends paid	—	(1)
Cash paid for tax withholding on net settlement of restricted stock	(5)	(29)
Net cash used in financing activities	(5)	(30)

Net decrease in cash and cash equivalents	(8,333)	(13,593)
Cash and cash equivalents, at beginning of period	21,412	54,720

Cash and cash equivalents, at end of period	$13,079	$41,127

Supplemental disclosure of cash flow information:

Cash paid for income taxes net of refunds	$(120)	$(4)

Dividends payable in accrued expenses and other current liabilities	$—	$23

Non-cash investing activity for property and equipment additions	$155	$478

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense (benefit), depreciation and amortization; income tax provision, interest income (expense), and other non-operational expenses. We have provided reconciliations below of net (loss) income to adjusted EBITDA, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense (benefit) and depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other non-operational expenses, employee severance, impairment of goodwill and intangible assets, and interest expense relating to an estimated unremitted prior sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect net share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain non-operating expenses (income) including sales tax expense (income) relating to recording a liability for sales tax we did not collect from our customers;
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Because of these and other limitations, Adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the most directly comparable GAAP measure to Adjusted EBITDA for each of the periods indicated:
Reconciliation of Unaudited Non-GAAP Measures
PetMed Express, Inc.

	Three Months Ended
($ in thousands, except percentages)	June 30, 2026	June 30, 2025	$ Change	% Change

Consolidated Reconciliation of GAAP Net Loss to Adjusted EBITDA:

Net loss	$(6,145)	$(34,152)	$28,007	82%

Add (subtract):
Stock-based Compensation	198	591	(393)	(66)%
Income Taxes	13	9	4	44%
Depreciation and Amortization	2,148	2,283	(135)	(6)%
Interest Expense (Income), Net	338	198	140	71%
Employee Severance	—	95	(95)	n/m
Professional Fees (1)	—	1,021	(1,021)	n/m
Impairment of goodwill and intangible assets	—	27,258	(27,258)	n/m
Adjusted EBITDA	$(3,448)	$(2,697)	$(751)	28%

(1) Consists of professional fees related to the investigation as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.